Exhibit 11

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use of our report dated January 9, 2023, on the financial statements of Investment.com Collection, LLC (the “Company”) as of October 31, 2022 included in this to the Regulation A Offering Statement of the Company, on Form 1-A.

Assurance Dimensions

Margate, Florida

January 27, 2023